                                                              Exhibit 14(a)




                      CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 24, 1997, relating to the financial statements and financial highlights of Prudential National Municipals Fund, Inc. (the "Report"). We also consent to the use in the Statement of Additional Information constituting part of Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "N-1A Registration Statement") of the Report which appears in the Statement of Additional Information; the incorporation by reference of the Report into the Prospectus which constitutes part of the N-1A Registration Statement; and, to the incorporation by reference of the Report in the Prospectus and Proxy Statement constituting part of the N-14 Registration Statement. We also consent to the the references to us in the N-1A Registration Statement under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information and under the heading "Financial Highlights" in the Prospectus.


/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
April 3, 1997